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                                                                    EXHIBIT 99.2


[LOGO OF PROXYMED]
                                                            Company News Release


                             FOR IMMEDIATE RELEASE


IMPORTANT NOTE: ProxyMed's second quarter 2001 results live teleconference call
--------------
is accessible through Global Crossing by calling 1-800-340-5808 beginning at 10:00 AM Eastern Time on Wednesday, July 11, 2001 and will be simultaneously broadcast on the internet through CCBN at www.streetevents.com. Replays of the
                                          --------------------
teleconference call will be available at www.streetevents.com after 1:00 PM on
                                         --------------------
July 11th.


Contact:

Michael K. Hoover
Chairman and Chief Executive Officer
(954) 473-1001, ext. 300



                     PROXYMED ANNOUNCES FINANCIAL RESULTS
                FOR SECOND QUARTER AND FIRST SIX MONTHS OF 2001

               - Company Reports Record Revenue of $10.2 million and First EBITDA Profit in Company History of $419,600 -


     Ft. Lauderdale, FL. July 10, 2001 - ProxyMed, Inc. (Nasdaq: PILL), a leading provider of healthcare transaction processing services, today reported its operating results for its second quarter and six months ended June 30, 2001.

     The Company reported record revenues of $10,203,300 for the second quarter of 2001, an increase of 27% compared to revenues of $8,016,900 for the same period of 2000. For the six months ended June 30, 2001, revenues were $18,606,200, an increase of 19% compared to revenues of $15,661,800 for the six months ended June 30, 2000.

     For the second quarter of 2001, the Company's profit from continuing operations before interest, taxes, depreciation and amortization (EBITDA) was $419,600, or $0.02 per share compared to an EBITDA loss of $1,802,200 (excluding restructuring charges), or $0.09 per share for the same period in 2000. For the six months ended June 30, 2001, the Company's EBITDA loss from continuing operations was $128,900, or $0.01 per share compared to an EBITDA loss of $4,541,500, or $0.24 per share for the same period in 2000.
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     "With our record performance in the second quarter, ProxyMed is on track to meeting our financial goals of $42.5 million in revenues and $3.0 million in EBITDA profits for 2001, as disclosed in our 8-K in December 2000. Core revenues before acquisitions grew 14% over last year due to the strength and continued momentum in our payer and laboratory services businesses; our EBITDA improved by more than $968,000 over last quarter; and our cash position improved to $5 million. With the momentum from these results, the successful integration of our MDP acquisition, our continued focus on expenses, and the clean-up of our capital structure through the exchange of warrants into common stock, we believe that our investors will realize that our stock has been undervalued," said
Judson E. Schmid, ProxyMed's chief financial officer.

     Second quarter operating highlights include:

     Electronic Healthcare Transaction Processing
     --------------------------------------------
     . Record setting 21.8 million financial transactions (claims, encounters, electronic remittance advices, patient statements and scanned claims) and clinical transactions (prescriptions and laboratory results) were processed through ProxyNet(R), ProxyMed's secure, proprietary, national healthcare information network, representing an increase of 58% over the same quarter last year.
     . We successfully completed the acquisition of MDP Corporation which added positive EBITDA in the second quarter of 2001.
     . We added 154 new payers (148 through the MDP acquisition), 1 strategic partner and 3 new gateway partners.

     Laboratory Communication Devices and Services
     ---------------------------------------------
     . Sales of laboratory results reporting devices grew 44% over the same quarter last year.
     . Total units manufactured in our ISO 9001 facility increased by 59% over the same quarter last year.
     .  Our sales team added 24 new accounts during the quarter


     For the second quarter of 2001, net loss applicable to common shareholders and net loss per share from continuing operations were $4,088,800 and $0.17, compared to a net loss of $24,887,300 and net loss per share of $1.29 for the second quarter of 2000. Weighted average shares outstanding for the quarters ended June 30, 2001 and 2000 were 23,994,533 and 19,222,849, respectively.

     For the six months ended June 30, 2001, net loss applicable to common shareholders and net loss per share from continuing operations were $10,017,000 and $0.44, respectively, compared to a net loss of $30,833,100 and net loss per share of $1.65 for the first six months of 2000. Weighted average shares outstanding for the six months ended June 30, 2001 and 2000 were 22,514,954 and 18,828,694, respectively.

     Michael K. Hoover, ProxyMed's chairman and chief executive officer said, "We are extremely pleased with the improving historical trends over the last three quarters, culminating
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with this quarter's historic results which demonstrate to the market that we have been able to turn this company around from both a revenue and profitability perspective. We expect that investors and analysts believe, as we do, that ProxyMed is a significant player in this healthcare space and that our stock price will recover to levels that are representative of the value of this company today and into the future. Looking ahead, we remain focused on growing shareholder value through continued core growth and additional strategic opportunities that might be available."


About ProxyMed - Where Healthcare Connects(TM)
----------------------------------------------
ProxyMed is an electronic healthcare transaction processing services company providing connectivity services and related value-added products to physicians, payers, pharmacies, and laboratories. ProxyMed's electronic transaction processing services support a broad range of both financial and clinical transactions. To facilitate these services, ProxyMed operates ProxyNet(R), its secure, proprietary national electronic information network, which provides physicians and other primary care providers with direct connectivity to one of the industry's largest list of payers, the largest list of chain and independent pharmacies and the largest list of clinical laboratories.

Note: This press release contains forward-looking statements that reflect our current assumptions and expectations regarding future events. While these statements reflect our current judgment, they are subject to risks and uncertainties. Actual results may differ significantly from projected results due to a number of factors, including, but not limited to the soundness of our business strategies relative to the perceived market opportunities; our ability to successfully develop, market, sell, install and upgrade our clinical and financial transaction services and applications to physicians, payers, medical laboratories and pharmacies; our ability to compete effectively on price and support services; our assessment of the healthcare industry's need, desire and ability to become technology efficient; and our ability and that of our business associates to comply with various government rules regarding healthcare and patient privacy. These and other risk factors are more fully discussed in our filings with the Securities and Exchange Commission, which we strongly urge you to read. We expressly disclaim any intent or obligation to update any forward-looking statements. When used, the words "believes," "estimated," "expects," "anticipates," "may" and similar expressions are intended to identify forward-looking statements.

More information on ProxyMed is available on its home page at
http://www.proxymed.com.
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                        PROXYMED, INC. AND SUBSIDIARIES

               Consolidated Statements of Operations (unaudited)

                                                          Six Months Ended June 30,     Three Months Ended June 30,
                                                        ----------------------------    ----------------------------
                                                            2001            2000            2001            2000
                                                        ------------    ------------    ------------    ------------
Revenues                                                $ 18,606,200    $ 15,661,800    $ 10,203,300    $  8,016,900
                                                        ------------    ------------    ------------    ------------

Costs and expenses:
     Cost of sales                                         8,047,400       5,586,500       4,720,900       2,762,100
     Selling, general and administrative expenses         10,687,700      14,616,800       5,062,800       7,057,000
     Restructuring charge                                          -       1,415,000               -       1,415,000
     Operating depreciation and amortization (1)             877,100       1,316,400         439,600         694,400
                                                        ------------    ------------    ------------    ------------
        Total operating costs and expenses (1)            19,612,200      22,934,700      10,223,300      11,928,500
                                                        ------------    ------------    ------------    ------------

        Operating loss, as adjusted (1)                   (1,006,000)     (7,272,900)        (20,000)     (3,911,600)

Acquisition-related amortization charges                  (4,425,100)     (5,219,200)     (1,842,800)     (2,558,000)
Interest income (expense), net                                70,500      (3,912,400)        (30,700)     (4,005,600)
                                                        ------------    ------------    ------------    ------------

        Net loss from continuing operations               (5,360,600)    (16,404,500)     (1,893,500)    (10,475,200)

Discontinued operations:
     Loss from discontinued operations                             -        (303,900)              -               -
     Gain on sales of discontinued operations                      -         511,100               -               -
                                                        ------------    ------------    ------------    ------------
                                                                   -         207,200               -               -
                                                        ------------    ------------    ------------    ------------

        Net loss                                          (5,360,600)    (16,197,300)     (1,893,500)    (10,475,200)

Deemed dividends and other charges                         4,656,400      14,635,800       2,195,300      14,412,100
                                                        ------------    ------------    ------------    ------------

        Net loss applicable to common shareholders      $(10,017,000)   $(30,833,100)   $ (4,088,800)   $(24,887,300)
                                                        ============    ============    ============    ============

Basic and diluted income (loss) per share:
        From continuing operations                      $      (0.44)   $      (1.65)   $      (0.17)   $      (1.29)
        From discontinued operations                               -            0.01               -               -
                                                        ------------    ------------    ------------    ------------
                                                        $      (0.44)   $      (1.64)   $      (0.17)   $      (1.29)
                                                        ============    ============    ============    ============

Basic and diluted weighted average shares outstanding     22,514,954      18,828,694      23,994,533      19,222,849
                                                        ============    ============    ============    ============

EBITDA (2)                                              $   (128,900)   $ (4,541,500)   $    419,600    $ (1,802,200)
                                                        ============    ============    ============    ============

(1) Excludes acquisition-related charges
(2) Excludes restructuring charges


                        PROXYMED, INC. AND SUBSIDIARIES
                           Balance Sheet Highlights
                           June 30, 2001 (unaudited)

            Cash and cash equivalents                  $ 5,033,900
            Total assets                               $29,584,500
            Total liabilities                          $12,647,100
            Total stockholders' equity                 $16,937,400